Stoecklein Law Group, LLP.
Practice Limited to Federal Securities

Emerald Plaza	Telephone: (619) 704-1310
402 West Broadway	Facsimile: (619) 704-1325
Suite 690	email: djs@slgseclaw.com
San Diego, California 92101	web: www.slgseclaw.com

January 19, 2012

CONSENT OF STOECKLEIN LAW GROUP

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Sport Tech Enterprises, Inc., on Form S-1 (A/6)  of our Legal Opinion, dated  January 19, 2012 ,  relating to the proposed registration of 164,000 shares of common stock which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 (A/6) and this Prospectus.

Stoecklein Law Group, LLP.

/s/ Donald J. Stoecklein
San Diego, CA
January 19, 2012